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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Information" and to the use of our report dated January 29, 1996, in Amendment No. 3 to the Registration Statement (Form SB-2, No. 333-9207) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 3,750,000 shares of its common stock and warrants to purchase 2,175,000 shares of its common stock.



                                                               ERNST & YOUNG LLP


Sacramento, California

November 5, 1996